Exhibit 10.1

FINAL NETTING AGREEMENT

THIS FINAL NETTING AGREEMENT (this "Agreement"), dated as of December 9, 2025, is by and among Interactive Strength, Inc., a Delaware corporation ("TRNR"), Interactive Strength Treasury, LLC, TRNR's wholly owned subsidiary and a Delaware limited liability company (the "Treasury Subsidiary" and together with TRNR, the "Borrowers"), DWF Ventures Ltd., a BVI business company ("DWF"), and FETUS I LLC, a Delaware limited liability company ("Fetch" and together with TRNR, Treasury Subsidiary and DWF, collectively the "Parties", and each a "Party"). Capitalized terms used herein but not defined shall have the meanings given to such terms in the Master Netting Agreement (as defined below).

WHEREAS, the Borrowers and DWF are parties to that certain Master Netting Agreement, dated as of June 13, 2025 (the "Master Netting Agreement");

WHEREAS, the Borrowers and Fetch are parties to that certain Backstop Agreement, dated as of June 13, 2025 (the "Backstop Agreement");

WHEREAS, the Parties are entering into this Agreement to memorialize their agreement on matters related to the Master Netting Agreement and the Backstop Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Agreement on Netting.
1.1
The Parties acknowledge and agree that:
(a)
an Event of Default has occurred and is continuing under the Notes held by DWF (the "Defaulted Notes");
(b)
pursuant to the terms of the Underlying Agreements and the Master Netting Agreement, DWF is hereby exercising its right to accelerate the Maturity Date of the Defaulted Notes and cause a Liquidation Event and proceed with Liquidation Netting;
(c)
as of the date hereof the aggregate Basic Principal and Liquidation Obligations due under the Defaulted Notes are greater than the current value of Tokens securing the Defaulted Notes;
(d)
the Borrowers shall take all actions necessary to cause the Custodian to deliver to DWF, at the wallet address set forth in Schedule 1, the 82,972,910 Tokens securing the Defaulted Notes in partial satisfaction of the Basic Principal and Liquidation Obligations;
(e)
the Borrowers shall issue to DWF a Remainder Note, dated as of the date hereof, in the principal amount of $4.5 million as payment in full of the remaining Basic Principal and Liquidation Obligations of the Defaulted Notes and, for the

avoidance of doubt, upon the issuance of the Remainder Note, any Liquidation Obligations in excess of $4.5 million shall be null and void; and

(f)
the Backstop Agreement is hereby terminated.
2.
Representations and Warranties. Each Party represents and warrants to the other Parties that:
2.1
Authority. (a) Such Party has the necessary legal right, authority, power and capacity to execute and deliver this Agreement and to perform the transactions contemplated hereby and (b) the execution, delivery and performance under this Agreement and the consummation by such Party of the transactions contemplated hereby have been duly authorized by all necessary actions and proceedings (including, without limitation, any requisite consent of its board and stockholders), and constitutes such Party's legal, valid and binding obligation, enforceable against such Party in accordance with its terms.
2.2
No Conflict. Such Party's execution, delivery, and performance of this Agreement and the transactions contemplated hereunder do not and will not, directly or indirectly,

(a) conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which such Party is a party; (b) conflict with any provision of such Party's governing documents, or (c) require the consent or approval of, or notice to, any governmental authority or third-party, except where the breach, conflict, default, or failure to obtain consent or approval or give notice would not reasonably be expected to have a material adverse effect such Party's ability to execute, deliver and perform the transactions contemplated by this Agreement.

2.3
No Litigation. Such Party is not a party to any claim, action, suit, proceeding, or governmental investigation ("Action") and, to its knowledge, there is no threatened Action, in either case that otherwise challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.
3.
Miscellaneous
3.1
Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
3.2
Entire Agreement. This Agreement constitutes the sole and entire agreement the Parties with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to the subject matter of this Agreement.

3.3
Amendments. No amendment to this Agreement is effective unless it is m writing and signed by all of the Parties.
3.4
Notice. Each Party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a "Notice") in writing and addressed to another Party at the addresses set forth on the signature page of this Agreement (or to such other address that the receiving Party may designate from time to time in accordance with this section). Each Party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party and (b) if the Party giving the Notice has complied with the requirements of this Section.
3.5
Governing Law; Venue. This Agreement shall be construed, governed and enforced by and in accordance with the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of laws of another jurisdiction. In any action or proceeding arising or relating to this Agreement, the parties agree that the jurisdiction and venue shall be exclusively in the federal and state courts located in the County of New York, State of New York, and each party waives any objection it may have with respect to the jurisdiction of such courts or the inconvenience of such forum or venue.
3.6
Further Assurances. The Parties shall reasonably cooperate with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information and records; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement, and the transactions contemplated hereby.
3.7
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in portable document format or any similar format, shall be treated as originals, fully binding and with full legal force and effect, and the Parties waive any rights they may have to object to such treatment.[Remainder Of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Final Netting Agreement as of the date first above written.

Interactive Strength, Inc.

By: /s/ Trent Ward Name: Trent Ward

Title: Chief Executive Officer

Interactive Strength Treasury LLC

By: /s/ Trent Ward Name: Trent Ward

Title: Chief Executive Officer of the Sole Member

DWF Ventures Ltd.

By: /s/ Andrei Grachev Name: Andrei Grachev

Title: Authorized Signatory

FET US I LLC

By: /s/ Humayun Sheikh Name: Humayun Sheikh

Title: Authorized Signatory